
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
FORM 10-K AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          MAR-31-1999
<PERIOD-START>                             APR-01-1998
<PERIOD-END>                               MAR-31-1999
<CASH>                                          26,515
<SECURITIES>                                         0
<RECEIVABLES>                                    8,107
<ALLOWANCES>                                         0
<INVENTORY>                                     16,328
<CURRENT-ASSETS>                                     0
<PP&E>                                         346,947
<DEPRECIATION>                               (123,337)
<TOTAL-ASSETS>                                 901,296<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                        695,514<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       104,231
<OTHER-SE>                                    (56,323)
<TOTAL-LIABILITY-AND-EQUITY>                   901,296<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               505,323
<CGS>                                                0
<TOTAL-COSTS>                                  331,647
<OTHER-EXPENSES>                               122,734<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              65,995
<INCOME-PRETAX>                               (15,053)
<INCOME-TAX>                                   (3,079)<F5>
<INCOME-CONTINUING>                           (11,974)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (11,974)<F6>
<EPS-BASIC>                                      (.91)
<EPS-DILUTED>                                    (.91)

<F1>
1. Total Assets:
Includes Advance Location Payments of $79,705, Contract Rights of $413,014 and Goodwill of $109,025, each net of accumulated amortization at March
31, 1999.
<F2> 2. Bonds:
Includes $296,655 of 11 3/4 senior notes, as well as debt outstanding under a credit facility of $384,003 at March 31, 1999.
<F3>3.  Total Assets:
Includes Accrued Rental Payments of $26,888 and Accrued Interest of
$15,516 at March 31, 1999.
<F4> Other Expenses:
Includes stock based compensation charges of $1,269 for the year ended March 31, 1999.
<F5> 5.  Income Tax
The provision (benefit) for income taxes consists of $1,264 currently payable and ($4,343) deferred, for the year ended March 31, 1999.
<F6> 6.  Net Income:
In addition, EBITDA of $165,659 (earnings before interest, income taxes, depreciation and amortization) before the deduction for the stock-based compensation charge was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.

